Exhibit 10.16

REDEMPTION AGREEMENT

THIS REDEMPTION AGREEMENT (“Agreement”), dated as of December 29, 2020 (the “Effective Date”), is entered into by and between CMI ACQUISITION, LLC, a Delaware limited liability company (the “Company”), and Thomas Lujan, an individual and resident of the State of Minnesota (“Seller”).

WITNESSETH:

WHEREAS, Seller is the holder of 631,579 Common Units of the Company; and

WHEREAS, Seller desires to sell to the Company, and the Company desires to purchase from Seller, 310,000 of the Common Units of the Company held by Seller (the “Purchased Units”), upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of and in reliance upon the representations, warranties and obligations in this Agreement, the parties agree as follows:

1. Purchase and Sale of Purchased Units. As of the Effective Time (as hereinafter defined), Seller hereby agrees to sell, transfer and assign to the Company, and the Company hereby agrees to purchase from Seller, the Purchased Units, free and clear of all liens, charges, covenants, conditions, easements, adverse claims, demands, encumbrances, security interests, options, pledges and other title defects or restrictions (collectively, “Liens”). For purposes hereof: “Closing” means the exchange and delivery by the parties of the documents and instruments contemplated by this Agreement on the Effective Date. Notwithstanding the foregoing, for accounting, financial reporting and tax purposes, the Closing shall be deemed to be effective as of 12:00:01 a.m. (local time in Minneapolis, Minnesota) on the Effective Date (the “Effective Time”). Immediately following the Closing and after giving effect to the transactions contemplated by this Agreement, Seller shall be the holder of 321,579 Common Units of the Company.

2. Purchase Price. In consideration of the Company’s purchase of the Purchased Units, at the Closing, the Company shall pay to Seller an amount equal to $1,326,800.00 (the “Redemption Price”).

3. Representations and Warranties of Seller. Seller hereby represents and warrants to the Company, as follows:

3.1 Purchased Units: Etc. Seller is the holder of all of the Purchased Units. All of the Purchased Units are owned of record and beneficially by Seller, free and clear of all Liens. At the Closing, the Company will acquire from Seller good and valid title to the Purchased Units, free and clear of all Liens. Immediately following the Closing, Seller shall have no rights as a holder of the Purchased Units.

3.2 Enforceability. Seller has full legal right, power, authority and capacity to execute, deliver and perform Seller’s obligations under this Agreement and each of Seller’s Related Agreements (as defined below). This Agreement and each of Seller’s Related Agreements has been duly executed and delivered by Seller and constitutes Seller’s binding obligation enforceable in accordance with its respective terms. For purposes hereof, “Related Agreement” means any Contract (as defined in Section 3.4) which is or is to be entered into at the Closing or otherwise pursuant to this Agreement. The Related Agreements executed by a specified Person shall be referred to as “such person’s Related Agreements,” “its Related Agreements” or another similar expression.

3.3 Consents. No approval, consent or waiver of, or filing with, any person, entity or governmental authority is required in connection with the execution, delivery or performance by Seller of this Agreement or any of Seller’s Related Agreements.

3.4 No Conflicts. No action taken by or on behalf of Seller in connection herewith, including, but not limited to, the execution, delivery and performance of this Agreement and Seller’s Related Agreements, conflicts with or violates any law or any commitment, understanding, instrument, agreement, contract, promise, or similar arrangement evidencing or creating any obligation, whether written or oral (each, a “Contract”) by which Seller is bound, or constitutes an event which, after notice or lapse of time or both, could result in any of the foregoing.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to Seller, as follows:

4.1 Enforceability. The Company is a limited liability company duly organized and in good standing under the laws of the State of Delaware. The Company has full legal right, power, authority and capacity to execute, deliver and perform the Company’s obligations under this Agreement and each of the Company’s Related Agreements. This Agreement and each of the Company’s Related Agreements has been duly executed and delivered by the Company and, constitutes the Company’s binding obligation enforceable in accordance with its terms.

4.2 Consents. Except for such approvals, consents or waivers as have been obtained by or on behalf of the Company on or before the Effective Date (including, but not limited to, such approvals, consents or waivers as are required from the Company’s lenders for the consummation of the transactions contemplated by this Agreement), no approval, consent or waiver of, or filing with, any person, entity or governmental authority is required in connection with the execution, delivery or performance by the Company of this Agreement or any of the Company’s respective Related Agreements.

4.3 No Conflicts. No action taken by or on behalf of the Company in connection herewith, including, but not limited to, the execution, delivery and performance of this Agreement and the Company’s Related Agreements, conflicts with or violates any law or any Contract by which the Company is bound, or constitutes an event which, after notice or lapse of time or both, could result in any of the foregoing.

5. Closing Deliveries.

5.1 Seller’s Closing Deliveries. At the Closing, Seller shall deliver to the Company the following: (a) all consents of all persons, entities and governmental authorities necessary for Seller to execute, deliver and perform Seller’s obligations under this Agreement and Seller’s Related Agreements; (b) an executed assignment to transfer the Purchased Units to the Company, free and clear of all Liens; and (c) such other documents required to be delivered to the Company hereunder.

5.2 The Company’s Closing Deliveries. At the Closing, the Company shall deliver to Seller the Redemption Price and each document required to be delivered to Seller hereunder.

6. Expenses. The Company will pay all of the expenses incident to the transaction contemplated by this Agreement and the Related Agreements which are incurred by the Company or its representatives, and Seller will pay all of the expenses incident to the transaction contemplated by this Agreement and the Related Agreements which are incurred by Seller or Seller’s representatives.

7. Indemnification.

7.1 Survival of Representations and Warranties. The representations and warranties of Seller in Section 3 and of the Company in Section 4 will survive the Closing forever and continue to be binding regardless of any investigation made at any time by any party.

7.2 Indemnification by Seller. From and after the Closing, Seller will indemnify the Company and its subsidiaries, controlling persons, managers, governors, members, officers and employees against and hold them harmless from: (a) all liabilities, damages, deficiencies, costs and expenses (including reasonable attorney and accounting fees) (“Losses”) resulting from or arising out of any inaccuracy in or breach of any representation and warranty by Seller herein or in any of Seller’s Related Agreements; (b) all Losses resulting from or arising out of any breach or nonperformance of any covenant or obligation made or incurred by Seller herein or in any of Seller’s Related Agreements; (c) all Losses resulting from or arising out of the failure by Seller to obtain any consent necessary in connection with the transactions contemplated hereby; and (d) any and all costs and expenses (including, without limitation, legal and accounting fees) related to any of the foregoing.

7.3 Indemnification by the Company. From and after the Closing, the Company will indemnify Seller against and hold Seller harmless from: (a) all Losses resulting from or arising out of any inaccuracy in or breach of any representation and warranty by the Company herein or in any of the Company’s Related Agreements; (b) all Losses resulting from or arising out of any breach or nonperformance of any covenant or obligation made or incurred by the Company herein or in any of the Company’s Related Agreements; and (c) any and all costs and expenses (including, without limitation, legal and accounting fees) related to any of the foregoing.

8. Miscellaneous.

8.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if signed by the respective person or entity giving such notice or other communication (i) when delivered personally, or (ii) two (2) business days after being deposited in the United States mail in a sealed envelope, postage prepaid, return receipt requested.

If to the Company:	If to Seller:

c/o Sky Water Technology Foundry, Inc.	Thomas Lujan
2401 E 86th Street	5304 Birchcrest Drive
Bloomington, MN 55425	Edina, MN 55436
Attn.: Chief Financial Officer

or to such other address as may have been designated in a prior notice.

8.2 Binding Effect. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, nothing in this Agreement is intended or will be construed to confer on any person or entity other than the parties hereto any rights or benefits hereunder.

8.3 Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original, and all of which together will constitute one and the same document.

8.4 Governing Law; Waiver of Jury Trial. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed by the domestic substantive laws of the State of Delaware without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction. Any action brought to enforce any provision of this Agreement shall be brought in a court of competent jurisdiction sitting in Minneapolis, Minnesota, and the parties hereto hereby consent to the jurisdiction of such courts.

8.5 Further Assurances. The parties hereto agree that each will execute and deliver to the other any and all documents in addition to those expressly provided for herein that may be necessary or appropriate to carry out the provisions of this Agreement, whether before, at, or after the Closing.

8.6 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against either party.

8.7 Modification. No supplement, modification or amendment of this Agreement will be binding unless made in a written instrument which is signed by all of the parties.

8.8 Entire Agreement. This Agreement and the agreements and documents referred to in this Agreement or delivered hereunder are the exclusive statement of the agreement among the parties concerning the subject matter hereof. All negotiations among the parties are merged into this Agreement, and there are no representations, warranties, covenants, understandings, or agreements, oral or otherwise, in relation thereto among the parties other than those incorporated herein and to be delivered hereunder.

*    *    *    *    *

INTENDING TO BE LEGALLY BOUND, the parties have signed this Redemption Agreement as of the date first above written.

/s/ Thomas R. Lujan
Thomas Lujan, individually

CMI ACQUISITION, LLC

By:

Its:

The undersigned hereby consents to the sale, assignment and transfer of the Purchased Units contemplated by this Redemption Agreement, in accordance with Section 11.2(c) of the Amended and Restated Limited Liability Company Agreement of CMI Acquisition, LLC (as from time to time amended and/or restated):

CMI OXBOW PARTNERS, LLC

By: Loren Unterseher
Its: Chief Executive Officer

INTENDING TO BE LEGALLY BOUND, the parties have signed this Redemption Agreement as of the date first above written.

Thomas Lujan, individually

CMI ACQUISITION, LLC

/s/ Steve Manko
By:	Steve Manko
Its:	CFO

The undersigned hereby consents to the sale, assignment and transfer of the Purchased Units contemplated by this Redemption Agreement, in accordance with Section 11.2(c) of the Amended and Restated Limited Liability Company Agreement of CMI Acquisition, LLC (as from time to time amended and/or restated):

CMI OXBOW PARTNERS, LLC

/s/ Loren Unterseher
By:	Loren Unterseher
Its:	Chief Executive Officer

COMMON UNIT ASSIGNMENT

FOR VALUE RECEIVED, Thomas Lujan, an individual and resident of the State of Minnesota (“Transferor”), hereby sells, assigns and transfers unto CMI Acquisition, LLC, a Delaware limited liability company (the “Company”), 310,000 Common Units of the Company standing in Transferor’s name on the books of the Company and does hereby irrevocably constitute and appoint                                attorney to transfer the said Common Units of the Company on the books of the Company with full power of substitution in the premises.

Effective as of December 29, 2020.

/s/ Thomas Lujan
Thomas Lujan, individually